EXHIBIT NO. 99.B13


                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement on Form N-3 of Money Market Variable Account, High Yield Variable Account, Capital Appreciation Variable Account, Government Securities Variable Account, World Governments Variable Account, Total Return Variable Account and Managed Sectors Variable Account of our report dated February 6, 1998 appearing in the annual report to contract owners for the year ended December 31, 1997, and to the use of our report dated February 5, 1998 accompanying the financial statements of Sun Life Assurance Company of Canada (U.S.) contained in the Statement of Additional Information, which is part of such Registration Statements. We also consent to the references to us under the headings "Condensed Financial Information" in the Prospectus, which is part of such Registration Statements, and "Accountants and Financial Statements" in the Statement of Additional Information.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 24, 1998